Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors.

Verity, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-119189, 333-113776, 333-99755, 333-91138, 333-68586, 333-68096, 333-60676, 333-51642, 333-89701, 333-66913, 333-44877, 333-43905, 333-36527, 333-26869, 333-24753 and 333-2600) on Form S-8 of Verity, Inc. of our reports dated August 8, 2005, with respect to the consolidated balance sheets of Verity, Inc. as of May 31, 2005 and May 31, 2004, and the related consolidated statements of operations, changes in stockholders’ equity, cash flows, and comprehensive income for each of the years in the two-year period ended May 31, 2005, and related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of May 31, 2005, and the effectiveness of internal control over financial reporting as of May 31, 2005, which reports appear elsewhere in this annual report on Form 10-K of Verity, Inc.

/s/ KPMG LLP

KPMG LLP

Mountain View, California

August 8, 2005